MATERIAL CHANGE REPORT

BC Form 53-901F securities act (British Columbia) MATERIAL CHANGE REPORT UNDER SECTION 85 (1)

FORM 27 SECURITIES ACT (ALBERTA) MATERIAL CHANGE REPORT UNDER SECTION 118(1)

FORM 25 SECURITIES ACT (SASKATCHEWAN) MATERIAL CHANGE REPORT UNDER SECTION 84(1)(B)

FORM 27 SECURITIES ACT (ONTARIO) MATERIAL CHANGE REPORT UNDER SECTION 75(2)

FORM 27 SECURITIES ACT (NOVA SCOTIA) MATERIAL CHANGE REPORT UNDER SECTION 81(2)

(MANITOBA) MATERIAL CHANGE REPORT UNDER NATIONAL POLICY NO. 40

FORM 27 SECURITIES ACT (QUEBEC) MATERIAL CHANGE REPORT UNDER SECTION 73

FORM 26 SECURITIES ACT (NEWFOUNDLAND) MATERIAL CHANGE REPORT UNDER SECTION 76(2)

(NEW BRUNSWICK) MATERIAL CHANGE REPORT UNDER NATIONAL POLICY NO. 40

(PRINCE EDWARD ISLAND) MATERIAL CHANGE REPORT UNDER NATIONAL POLICY NO. 40

(YUKON) MATERIAL CHANGE REPORT UNDER NATIONAL POLICY NO. 40

Item 1

Reporting Issuer

Queenstake Resources Ltd.

712C – 12th Street

New Westminster, B.C. V3M 4J6

Item 2

Dates of Material Change

January 30, 2003

Item 3

Press Release

Press release NR03-3 was issued to the Toronto Stock Exchange being the only exchange upon which the shares of the Company are listed and through various approved public media on February 7, 2003.

Item 4

Summary of Material Change

Payment of a US$250,000 promissory note to Campbell Resources Inc. was triggered when the gold price for the 120 calendar days preceding January 30, 2003 averaged over US$330.00. The Company intends to satisfy this obligation, subject to TSX approval, by the issuance of 1,194,531 shares to Campbell. These shares will carry a 4-month hold period legend.

Item 5

Full Description of Material Change

Effective January 31, 2002, pursuant to a share purchase agreement and on behalf of and funded by the Magistral Joint Venture, Queenstake Resources Ltd. purchased all of the outstanding shares of Oro de Sotula S.A. de C.V. (“Oro”), a Mexican company.  Oro was acquired because it owns the past producing Santa Gertrudis project in Mexico and the plant and mobile equipment necessary to operate a heap-leach gold mine.  The consideration for the shares of Oro was the assumption of the reclamation obligations at Santa Gertrudis, a Mexican tax liability, a note of US$1 million payable to Campbell Resources Inc., and a second contingent payment of US$1 million payable to Campbell in tranches at certain milestone gold prices ($150,000 at $315, $250,000 at $330 and $600,000 at $350 per ounce).  In accordance with the Magistral Joint Venture agreement, these assets and liabilities were contributed to the MJV and are not included in the Company’s consolidated financial statements.

Payment of the US$250,000 promissory note to Campbell Resources Inc. was triggered when the gold price for the 120 calendar days preceding January 30, 2003 averaged over US$330.00. The Company intends to satisfy this obligation, subject to TSX approval, by the issuance of 1,194,531 shares to Campbell. These shares will carry a 4-month hold period legend.

The cash equivalent of the US$250,000 and the US$150,000 payment made in September 2002 will be recoverable from cash flow from the Magistral Joint Venture after the Company’s partner has been repaid its preferred capital.

Item 6

Reliance on Section 85(2) of the Securities Act (British Columbia), or

Reliance on Section 118 (2) of the Securities Act (Alberta), or

Reliance on Section 84(2) of the Securities Act, 1988 (Saskatchewan), or

Reliance on Section 75(3) of the Securities Act (Ontario), or

Reliance on Section 81(3) of the Securities Act (Nova Scotia) or

Reliance on National Policy No. 40 (Manitoba), or

Reliance on Section 74 of the Securities Act (Quebec), or

Reliance on Section 5 of the Regulations to the Securities Act (Newfoundland), or

Reliance on National Policy No. 40 (New Brunswick), or

Reliance on National Policy No. 40 (Prince Edward Island), or

Reliance on National Policy No. 40 (Yukon).

Not applicable

Item 7

Omitted information

Not applicable

Item 8

Senior Officers

The following senior officer of the Issuer is knowledgeable about the material change and may be contacted by the Commission at the following address and telephone number:

Doris Meyer, Chief Financial Officer, Vice President Finance and Corporate Secretary (604) 516-0566

Item 9

Statement of Senior Officer

The foregoing accurately discloses the material change referred to herein.

Dated at the City of New Westminster, in the Province of British Columbia, this 7th day of February 2003.

Queenstake Resources Ltd.

/s/ Doris Meyer

Per:  Doris Meyer

Vice President, Finance and Corporate Secretary

Queenstake Resources Ltd. – Material Change Report – October 3, 2002